UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2024

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value and attached Share Purchase Rights	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

The Registrant is amending its Current Report on Form 8-K filed on July 25, 2024, to reflect an agreement entered into with its former executive on August 13, 2024, to provide certain severance benefits in connection with the termination.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on July 19, 2024, Registrant’s wholly owned subsidiary, Bank of Marin (“Bank”) terminated the employment of Nicolette Sloan, Executive Vice President and Head of Growth & Strategy at the Bank, as part of a broader reduction in force.

The Bank and Ms. Sloan subsequently entered into a group separation and release agreement effective August 13, 2024, in connection with the previously announced termination, pursuant to which Ms. Sloan is entitled to six months' pay in the form of salary continuation, minus applicable deductions and withholdings, six months reimbursement of COBRA premiums, and outplacement services in exchange for her release of any claims and rights in favor of Bank and Registrant related to her employment to the fullest extent permitted by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 16, 2024	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer